Exhibit 5.2

Matthew W. Mamak	Direct Dial: 212-210-1256	Email: matthew.mamak@alston.com

August 12, 2025

DiaMedica Therapeutics Inc.

301 Carlson Parkway, Suite 210

Minneapolis, Minnesota 55305

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to DiaMedica Therapeutics Inc., a corporation existing under the laws of the Province of British Columbia (the “Company”), in connection with the filing by the Company under the United States Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3, dated the date hereof (the “Registration Statement”), with the United States Securities and Exchange Commission (the “SEC”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus and the ATM Prospectus (as defined below) as supplemented from time to time by one or more Prospectus Supplements, relates to the issuance, offer and sale by the Company, from time to time, of up to an aggregate offering price of $100,000,000 of: (a) common shares of the Company, no par value per share (the “Common Shares”); (b) warrants to purchase Common Shares (the “Warrants”), such warrants to be issued under a separate warrant agreement and/or (c)
units of the Company consisting of any combination of Common Shares and Warrants (the “Units”), such Units to be issued under a separate unit agreement (“Unit Agreement”).

This opinion letter is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, in connection with the Registration Statement, including the base prospectus that is part of the Registration Statement (the “Prospectus”) and the sales agreement prospectus that is part of the Registration Statement (the “ATM Prospectus”).

The Common Shares, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the SEC pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement are referred to herein collectively as the “Securities,” and each a “Security.” The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements to the Prospectus contained in the Registration Statement.

August 12, 2025

The ATM Prospectus relates to the sale by the Company of shares of common stock having an aggregate offering price of up to $100,000,000 (the “ATM Shares”) under a Sales Agreement dated as of August 12, 2025 (the “Sales Agreement”) between the Company and TD Securities (USA), LLC.

For purposes of this opinion, we have examined copies of the following documents (the “Documents”): the Registration Statement, Prospectus and ATM Prospectus, a copy of the opinion furnished by Pushor Mitchell LLP, the Company’s legal counsel in Canada, records of proceedings of the Board of Directors, or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter and such other documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

We have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of the Securities, and the performance of its obligations under the Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments that are filed as exhibits to the Registration Statement or any periodic report incorporated by reference in the Registration Statement), (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption with respect to Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or other comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

August 12, 2025

For purposes of this opinion, we have assumed that (i) the issuance, sale, amount and terms of the Securities, to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors consistent with the procedures and terms described in the Registration Statement and in accordance with the applicable laws of British Columbia in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities and that the Company has the corporate power to issue such Securities; (ii) at the time of offer and sale of any Securities, the Registration Statement will have become effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a Prospectus, ATM Prospectus, and any and all Prospectus Supplements will have been prepared and filed with the SEC describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable laws and in the manner stated in the Registration Statement and any required post-effective amendment thereto and the Prospectus and any applicable Prospectus Supplement; (v) any Warrants will be issued under one or more Warrant Agreements, which will state that the State of New York law governs; (vi) any Units will be issued under one or more Unit Agreements, which will state that the State of New York law governs; and (vii) the Securities will be delivered against payment of valid consideration therefor, and in accordance with the terms of the applicable corporate action authorizing such sale and any applicable underwriting agreement, purchase agreement or similar agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Warrant Agreement for any Warrants or any Unit Agreement for any Units, namely, the warrant agent or unit agent, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Warrant Agreement or Unit Agreement; that such Warrant Agreement or Unit Agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Warrant Agreement or Unit Agreement with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement or Unit Agreement.

Based on the foregoing, we are of the opinion that:

1.

With respect to the Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants, the consideration to be received therefor and related matters, (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Company’s governing documents so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable warrant agent, (vi) the Common Shares relating to such Offered Warrants have been duly authorized for issuance, (vii) the applicable warrant agreement has been duly authorized, executed and delivered by each party thereto, and (viii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable warrant agreement the Offered Warrants, when issued and sold in accordance with the applicable warrant agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

August 12, 2025

2.

With respect to any offering of Units by the Company pursuant to the Registration Statement (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering or in a best efforts placement offering, the underwriting agreement or placement agency agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the form, issuance, execution and terms of the Offered Units, the related unit agreements between the Company and the unit agent or purchaser named therein (“Unit Agreements”), if any, and any Offered Securities which are components of such Offered Units, the terms of the offering thereof and related matters, (v) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the Company’s governing documents so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) the (1) Offered Units, (2) the Unit Agreements, if any, and (3) such Offered Securities that are components of such Offered Units have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable (i) Unit Agreement and (ii) warrant agreement, in the case of Warrants, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements, if any.

No opinion may be implied or inferred beyond the opinions expressly stated in numbered paragraphs (1) through (2) above. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein. Further, the opinions set forth above in numbered paragraphs (1) through (2) are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions may be held unenforceable as contrary to federal or state securities laws.

Our opinion herein is expressed solely with respect to the laws of the State of New York (including the statutory provisions, all applicable provisions of the New York Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof (“Opined on Law”). We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof. We give no opinion as to whether the Company or its beneficial owners are in compliance with the Corporate Transparency Act and/or the rules and regulations promulgated thereunder or any similar state law, rule or regulation. We express no opinion as to the laws of Canada or the Province of British Columbia. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Common Shares, Warrants or Units. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion. For the purposes of our opinion, we have assumed that the Company has been duly incorporated and is in good standing and is a company with limited liability organized under the laws of the Province of British Columbia. With respect to all matters of Canadian law, we note that you are being provided with the opinion, dated the date hereof, of Pushor Mitchell LLP, Canadian legal advisor to the Company.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Matthew W. Mamak

Matthew W. Mamak

Partner